UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2012

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As discussed in Item 5.02 below, Robert G. Deuster has been appointed as the Company’s new Chief Executive Officer (“CEO”) to succeed Michael J. McConnell, the Company’s present CEO, on October 15, 2012.

Mr. Deuster will be employed as the Company’s CEO, under a one year employment agreement entered into on October 10, 2012, initially for a term of one year commencing on October 15, 2012 and ending on October 15, 2013, at an annual salary of $350,000.  He also will have the opportunity to earn incentive compensation, to be payable to him in cash, in an amount up to 50% of his annual salary, based on the achievement of certain financial performance goals to be established within the next 60 days by the Compensation Committee or the Board of Directors.

Mr. Deuster will be granted 40,000 unvested restricted shares under the Company’s 2006 Equity Incentive Plan.  Of those shares, 10,000 shares will vest on June 30, 2013 and the remaining 30,000 shares will vest in 36 approximately equal monthly installments over the succeeding three years ending June 30, 2016, in each case subject to Mr. Deuster’s continued service with the Company.  If the Company terminates his employment for Cause (as defined in his employment agreement), all of the then unvested shares (all 40,000 shares if the termination occurs prior to June 30, 2013), will be forfeited and cancelled.  On the other hand, if, Mr. Deuster’s employment is terminated by the Company without Cause, then (i) 10,000 of the shares will become vested and the other 30,000 shares will be forfeited and cancelled if that termination occurs prior to June 30, 2013, or (ii) if that termination occurs on or after June 30, 2013, the number of unvested restricted shares that are then scheduled to become vested within the succeeding 12 months will become vested and any remaining unvested shares will be forfeited and cancelled.  If Mr. Deuster terminates his employment due to the occurrence of a Good Reason Event (as defined in his employment agreement), all of his then unvested shares will become vested.

The employment agreement provides that, if Mr. Deuster’s employment is terminated prior to the expiration of the one year term of that agreement due to his disability or death or by the Company without Cause or by Mr. Deuster for Good Reason, then his salary will be continued, and the Company will pay 100% of Mr. Deuster’s COBRA premiums for continued health insurance coverage, for six months, or for the then unexpired portion of that one-year term, whichever is shorter.

The employment agreement also provides that, if a change of control of the Company were to be consummated while Mr. Deuster is employed by the Company and, within the succeeding12 months Mr. Deuster’s employment is terminated by the Company (or its successor) without Cause or by Mr. Deuster for Good Reason, he will be entitled to severance compensation comprised of (i) an amount equal to one year’s salary, payable in lump sum, (ii) the payment of his COBRA premiums for continued health insurance coverage for up to, but not to exceed, six months; and (iii) the acceleration of vesting of any unvested restricted shares he holds at the time of such termination of employment.

The foregoing description of Mr. Deuster’s employment agreement is not intended to be complete and is qualified in its entirety by reference to that agreement, a copy of which is attached as Exhibit 10.99 to, and is incorporated by this reference into, this Current Report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)           Executive Officer Resignation/Termination.

Earlier this year, Michael J. McConnell, the Company’s current CEO, advised the Board that, for personal reasons, he did not plan to remain in the Company’s employ as its CEO beyond the June 30, 2013 expiration date of his employment agreement.  He also offered to resign as CEO sooner, if that would facilitate the Company’s search for and hiring of a successor CEO.  That search culminated in the hiring of Robert G. Deuster as the Company’s new CEO, effective October 15, 2012.  Therefore, Mr. McConnell has tendered his resignation as the Company’s CEO effective as of that same date.

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Mr. McConnell has agreed to remain in the Company’s employ for an additional six months ending April 15, 2013, primarily to assist with this transition in management, pursuant to a new employment agreement.  The new agreement will supersede his existing employment agreement, which is being terminated.  That new employment agreement provides that, for his services during the six month term of that agreement, Mr. McConnell will receive a salary of $3,160 per month and the Company will pay or reimburse him for his share of the insurance premiums under the Company’s group health insurance plan.

As a result of Mr. McConnell’s agreement to terminate his existing employment agreement effective October 15, 2012, he will cease to participate in any management incentive plans and he will not be entitled to receive any severance compensation, whether as a result of the employment of Mr. Deuster as CEO or the expiration or termination of Mr. McConnell’s employment with the Company.   In return, the Company has agreed that all 15,107 of Mr. McConnell’s currently unvested restricted shares will become fully vested as of October 15, 2012.  Also, if Mr. McConnell elects, following the expiration of his employment with the Company, to continue his health insurance coverage under the Company’s group health insurance plan pursuant to COBRA, the Company will pay or reimburse him for 100% of his health insurance premiums for a period of 18 months, or until he obtains group health insurance coverage from another employer, whichever period is shorter.

Mr. McConnell will remain as a director of the Company and has been nominated for re-election to the Board at the upcoming Annual Meeting of Stockholders to be held on November 19, 2012.

(c)           Appointment of New Executive Officer.

As set forth in Item 1.01 above, Robert G. Deuster has been appointed as the Company’s CEO effective as of October 15, 2012 pursuant to a one year employment agreement.  Set forth below is information with respect to Mr. Deuster’s business experience.

Mr. Deuster served as Chief Executive Officer of Newport Corporation, a public company that is a global supplier of laser, optical and motion control products, from May 1996, and as its Chairman from June 1997, until his retirement in October of 2007.  He also served as President of Newport Corporation from May 1996 until July 2004.  From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc. (now Actuant Corporation, a New York Stock Exchange listed company), which is a global manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986.  From 1975 to 1985, he held engineering and marketing management positions at General Electric Company's Medical Systems Division.  Mr. Deuster currently serves on the boards of directors of two public companies: Symmetry Medical Inc., which provides medical devices and solutions to the global orthopedic market, and Pico Holdings, Inc., which acquires and develops unique undervalued assets, including water assets, land and other businesses in strategic areas.  He also serves as a director of Ondax, Inc., a private optical components company.  Mr. Deuster received a B.S. in Electrical Engineering from Marquette University in 1973.  Mr. Deuster is a member of the National Association of Corporate Directors.

The Board of Directors has nominated Mr. Deuster for election to the Board at the upcoming Annual Meeting of Stockholders to be held on November 19, 2012.

Except for the employment agreement, described in Item 1.01 above in this Current Report, entered into by the Company with Mr. Deuster, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. Deuster has a direct or indirect financial interest.

There are no family relationships between Mr. Deuster and any of the directors or officers of the Company or any of its subsidiaries.

Item 7.01       Regulation FD Disclosure

On October 10, 2012, the Company issued a press release announcing the appointment of Mr. Deuster to succeed Michael J. McConnell as the Company’s Chief Executive Officer.  A copy of that press release is attached as Exhibit 99.1 to this Report.

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In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01     Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.99	Employment Agreement dated as of October 10, 2012 between Collectors Universe, Inc. and Robert G. Deuster (including Form of Restricted Stock Agreement attached as Exhibit B thereto).

99.1	Press release issued on October 10, 2012 announcing the appointment of Mr. Deuster to succeed Michael J. McConnell as the Company’s Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: October 15, 2012	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

10.99	Employment Agreement dated as of October 10, 2012 between Collectors Universe, Inc. and Robert G. Deuster (including Form of Restricted Stock Agreement attached as Exhibit B thereto).

99.1	Press release issued on October 10, 2012 announcing the appointment of Mr. Deuster to succeed Michael J. McConnell as the Company’s Chief Executive Officer.

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